                                                                                                                                       Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [   ]   (the “Grant Date”), between Getty Realty Corp. (the “Company”), and NAME (“Holder”).

RECITALS

A.

The Company has adopted the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement).

B.The Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to award Restricted Stock Units to Holder as an inducement for Holder to remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officer(s) to award such Restricted Stock Units to Holder, subject to the restrictions and conditions contained in this Agreement.

AGREEMENTS

In consideration of services to be rendered to the Company and the other mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.Definitions.  As used in this Agreement, the following terms shall have the following definitions ascribed to them:

(a)“Cause” shall mean a determination by the Committee that the Holder’s service was terminated due to: (i) the Holder’s conviction of any crime (whether or not involving the Company) constituting a felony in the applicable jurisdiction; (ii) conduct of the Holder related to the Holder’s service for which either criminal or civil penalties may be sought against the Holder and/or the Company; (iii) material violation of the Company’s Business Conduct Guidelines, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in other Company manuals or statements of policy; or (iv) serious neglect or misconduct in the performance of the Holder’s duties for the Company or willful or repeated failure or refusal to perform such duties.

(b)“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)“Committee” shall mean the Compensation Committee of the Company’s Board of Directors, or another committee or subcommittee of the Board.

(d)“Disability” shall mean a disability described in Section 22(e)(3) of the Code.  The existence of a Disability shall be determined by the Committee in its sole and absolute discretion.

(e)“Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

(f)“Retirement” shall mean (i) if the Holder is an employee of the Company or any Subsidiary, Termination of Service by the Holder on or after the Holder’s sixty-fifth birthday or the Holder’s completion of twenty full (not necessarily consecutive) years of employment with the Company or any Subsidiary, or (ii) if the Holder is a non-employee director of the Company with at least ten full years of service as a director of the Company, Termination of Service where the Holder voluntarily elects not to stand for re-election to the Board of Directors or is not nominated for re-election.

(g)“Termination of Service” shall mean, (i) if the Holder is an employee of the Company or any Subsidiary on the Grant Date, the time when the employee-employer relationship between the Holder and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement; but excluding (a) terminations where there is a simultaneous reemployment or continuing employment of the Holder by the Company or any Subsidiary, (b) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (c) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the Holder, and (ii) if the Holder is a non-employee director of the Company on the Grant Date, the time when the Holder ceases to be a member of the Board of Directors of the Company for any reason; provided, however, that for purposes of settlement of vested Units, Termination of Service shall have the same meaning as “separation from service” under Section 409A of the Code.

2.

Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants AMOUNT Restricted Stock Units (“Units”) to Holder, to be credited to a separate account maintained for Holder on the books of the Company (the “Account”).  On any date, the value of each Unit shall equal the Fair Market Value of one share of the common stock of the Company, par value $0.01 per share (“Common Stock”).

3.Vesting

(a)Subject to the accelerated vesting provisions set forth in Section 3(b) or Section 3(c) below, the Units shall vest, on a cumulative basis, with respect to 20% of the Units on [] (the “First Vesting Date”) and as to an additional 20% on each succeeding anniversary of the First Vesting Date (the First Vesting Date and each succeeding anniversary thereof may each be referred to herein as “Vesting Date”), so as to be 100% vested on the fifth anniversary thereof, provided that Holder has not incurred a Termination of Service prior to the respective Vesting Date.

(b)Notwithstanding the foregoing, if the Holder is an employee of the Company or any Subsidiary on the Grant Date:

1.	The Units shall vest as to 100% of the then unvested Units in the Holder’s Account upon the Holder’s Termination of Service by the Company without Cause;
2.	The Units shall vest as to 100% of the then unvested Units in the Holder’s Account upon the Holder’s death prior to Termination of Service; and
3.

If the Holder incurs a Termination of Service for any reason other than by the Company without Cause or due to death, all Units which have not vested at the time of such termination shall be automatically forfeited; provided, however, that notwithstanding the first clause of this Section 3(b)(3), if a Termination of Service occurs in connection with the Holder’s Retirement, the Committee may, in its sole and absolute discretion, take action to provide for 100% vesting of then unvested Units.

(c)	Notwithstanding the foregoing, if the Holder is a non-employee director of the Company on the Grant Date:
1.

The Units shall vest as to 100% of the then unvested Units in the Holder’s Account upon the Holder’s Termination of Service for any reason other than the Holder voluntarily electing to resign from the Board of Directors, voluntarily electing not to stand for re-election to the Board of Directors or being involuntarily removed from the Board of Directors (excluding, for this purpose, a failure to be re-elected by the stockholders of the Company);

2.	The Units shall vest as to 100% of the then unvested Units in the Holder’s Account upon the Holder’s death prior to Termination of Service; and
3.

If the Holder voluntarily resigns from the Board of Directors, voluntarily elects not to stand for re-election to the Board of Directors or is involuntarily removed from the Board of Directors (excluding, for this purpose, a failure to be re-elected by the stockholders of the

Company), all Units which have not vested as of the date that the Holder incurs a Termination of Service shall be automatically forfeited upon the Termination of Service; provided, however, that notwithstanding the first clause of this Section 3(c)(3), the Committee may, in its sole and absolute discretion, take action to provide for 100% vesting of then unvested Units upon the Holder’s Retirement.

4.Settlement.  Each vested Unit credited to the Holder’s Account will be settled by the Company (and, upon such settlement, cease to be credited to the Holder’s Account) by either (a) the issuance to the Holder of one share of Common Stock or (b) a payment to the Holder of an amount equal to the Fair Market Value of a share of Common Stock on the Settlement Date (hereinafter defined), such election to be made by the Committee in its sole and absolute discretion.  Settlement of vested Units shall occur on the date (the “Settlement Date”) that is the earlier to occur of (i) the tenth anniversary of the Grant Date, or (ii) within 30 days after the Holder’s Termination of Service, unless the Holder is a “specified employee” within the meaning of Section 409A of the Code at the time of his/her Termination of Service, in which case settlement shall occur on the first business day following the six-month anniversary of the Holder’s Termination of Service.  Following its applicable Settlement Date, the Unit will automatically cease to be credited to the Holder’s Account.

5.Dividend Equivalent Feature. With respect to the Units granted hereunder, if on any date the Company pays any dividend with respect to the Common Stock outstanding (such date, the “Payment Date”), then Holder shall receive, within 14 days after the Payment Date, a cash payment equal to the product of (i) the number of Units credited to the Holder’s Account as of the Payment Date (and which have not previously been settled or forfeited prior to such Payment Date), multiplied by (ii) the per share cash amount of such dividend (or, in the case of a dividend payable in Common Stock or in property other than cash, the per share equivalent cash value of such dividend, as determined in good faith by the Committee), subject to any applicable withholding taxes (the “Dividend Equivalent”).

6.Restrictions.  The Units granted hereunder, and any rights to any Dividend Equivalent cash payment made in respect of such Units as provided in this Agreement, may not be sold, pledged or otherwise transferred (other than by will or the laws of descent and distribution) and may not be subject to lien, garnishment, attachment or other legal process.  The Holder acknowledges and agrees that, with respect to each Unit credited to his Account, Holder has no voting rights with respect to the Company unless and until such Unit is settled in Common Stock.

7.Taxation.  When Units become vested in accordance with applicable tax rules and/or upon settlement, as applicable, Holder will be obligated to pay all Social Security, Withholding and other (income based) taxes, that are due and payable by reason of the vesting and/or settlement of Units on such date.  If Holder shall fail to deliver to the Company the entire amount of such Social Security, Withholding and other (income based) taxes, prior to the payment of Holder’s next regular salary payment, then the Company shall have the right to withhold from such salary payment the unpaid amount of such Social Security, Withholding and other (income based) taxes.  Additionally, upon the settlement of vested Units in cash, the Company shall have the right to withhold from such cash settlement an amount sufficient to satisfy all applicable Social Security, Withholding and other (income based) taxes.  Upon the settlement of vested Units in Common Stock, the Holder shall be required as a condition of such settlement to pay to the Company by check the amount of any Social Security, Withholding and other (income based) taxes that the Company determines is required to be paid; provided, however, that, with the prior written consent of the Committee, the Holder may elect to satisfy such payment obligation by having the Company withhold from the settlement that number of shares of Common Stock having a Fair Market Value equal to the amount of such payment; and provided further, however, that the number of shares that may be so withheld by the Company shall be limited to that number of shares of Common Stock having an aggregate Fair Market Value on the date of such withholding equal to the aggregate amount of the Holder’s payment obligation on that date (i.e. Holder’s federal and state income and payroll tax liabilities based upon the applicable minimum statutory withholding rates for federal and state income and payroll tax purposes).

8.No Effect on Employment or Other Service.  Neither this Agreement nor the Units granted hereunder shall confer upon Holder any right to, or impose upon Holder any obligation of, continued employment or other service with the Company and shall not in any way modify or restrict any right the Company or the Company’s shareholders may otherwise have to terminate such employment or service.

9.Notices.  Any notice hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telecopy, or certified or registered mail, postage prepaid, as follows:

If to the Company:

Getty Realty Corp.

292 Madison Avenue, 9th Floor

New York, NY 10017-6318

Attn: Chairman, Compensation Committee

If to the Holder, to the address set forth on the signature page hereof, or at any other address as any party shall have specified by notice in writing to the other party.

10.Miscellaneous.

(a)All amounts credited to the Holder’s Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company.  The Holder’s interest in the Account shall make him only a general, unsecured creditor of the Company.

(b)This Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company and Holder.  In the event that any provision of this Agreement shall conflict with any provision of the Plan, the provision of this Agreement shall control, except to the extent that the same would violate applicable law.

(c)Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

(d)The Units shall be subject to adjustment in accordance with Section 8.3 of the Plan.  The Administrator shall ensure that any action taken pursuant to Section 8.3(a) through 8.3(f) of the Plan shall comply with the provisions of Section 409A of the Code if and to the extent that the Units constitute deferred compensation within the meaning of Section 409A of the Code.

(e)No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

(f)Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Holder and his heirs and personal representatives.

(g)If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(h)The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.  Except as may otherwise be expressly provided, all references herein to “Section” or “Sections” shall mean the applicable section or sections of this Agreement.

(i)Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

(j)This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

(k)This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be construed and enforced in accordance with the internal laws of said state without regard to the principles of conflicts of law.

(l)409A Savings Clause.  This Agreement and the Units granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code.  This Agreement and the Units shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code.  Should any provision of this Agreement be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the Holder, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code.  If the Company or Administrator by its operation of the Plan or this Agreement and by no fault of the Holder causes this Agreement to fail to meet the requirements of paragraphs (2), (3) or (4) of Section 409A(a) of the Code, the Company shall reimburse the Holder for interest and additional tax payable with respect to previously deferred compensation as provided in Section 409A(a)(1)(B) of the Code incurred by the Holder including a tax “gross-

up” on such reimbursement.  Any such reimbursement and tax gross-up payment shall be calculated in good faith by the Administrator and shall be paid by the end of the Holder’s taxable year next following the Holder’s taxable year in which the related taxes are remitted to the taxing authority.  Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of the Units unless and to the extent that such accelerated payment or settlement is permissible under Treasury Regulation 1.409A-3(j)(4) or any successor provision.  Each amount payable under this Agreement as a Dividend Equivalent or as a payment upon vesting or settlement of the Units is designated as a separate identified payment for purposes of Section 409A of the Code.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

GETTY REALTY CORP.

By:
 Christopher Constant

President and Chief Executive Officer

_____________________________________

NAME

ADDRESS

CITY,STATE, ZIP

XXX-XX-XXXX

Certificate # 20XX-1-0XX

XXXX Restricted Stock Units